Exhibit 99.2
CONSULTANT CONFIDENTIALITY AND INVENTIONS AGREEMENT

This Consultant Confidentiality and Inventions Agreement (the “Agreement”) is being presented to you as a requirement for you to work with or for Trestle Acquisition Corp., a Delaware corporation. This is an important legal document that affects your rights, and you should read it carefully and be sure you understand it thoroughly before signing. You are referred to in this Agreement as “you,” and Trestle Acquisition Corp. is referred to in this Agreement as the “Company.” The effective date of this Agreement is the date set forth below your signature.

You are being asked to sign this Agreement because you have been a Consultant of the Company’s predecessor and will be an Consultant or independent contractor of the Company or its subsidiaries. It is likely that you have been and/or will be exposed to Confidential Information (as defined below) of the Company. Like all well-run companies, the Company requires that you sign this Agreement to protect the legitimate rights of the Company in its intellectual property.

By signing this Agreement, you and the Company agree as follows:

1.  Definitions. For the purpose of this Agreement, the following terms have the following definitions:

1.1  “Company Intellectual Property” means all of the Company’s trademarks (including the goodwill attached thereto), know-how, copyrights, copyright registrations and applications for registration, Patents, trade secrets, author’s rights, moral rights, right of publicity, and contract and licensing rights, and all other intellectual property rights of the Company as may exist now and/or hereafter come into existence, and all renewals and extensions thereof, whether registered or not.

1.2  “Confidential Information” means as to any Person, any intellectual property or information, including but not limited to, information included within or relating to any Inventions and Works, formulas, patterns, compilations, programs, devices, methods, techniques and processes, financial information and data, business plans, business strategies, marketing plans, customer lists, price lists, cost information, information about Consultants, descriptions of inventions, process descriptions, descriptions of technical know-how, information and descriptions of new products and new product development, technical specifications and documentation, and pending or abandoned patent applications of a party, now known or in possession of, or hereafter learned or acquired, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use. Confidential Information may be written or oral, expressed in electronic media or otherwise disclosed, and may be tangible or intangible.

1.3  “Employed” or “Employment” means, for purposes of this Agreement only, to be engaged in the performance of services for or on behalf of the Company or its subsidiaries. The term Employed is used herein for convenience purposes only and shall not necessarily imply that the legal relationship of an employer-Consultant exists.

1.4  “Inventions and Works” means any work, invention or creation that is devised, developed, designed, discovered or reduced to practice by you at any time while you are or were Employed by the Company or Trestle (defined in Section 1.9 below), including, without limitation any and all (i) compositions or works of authorship, concepts, algorithms, software, computer programs, designs, flowcharts, schematics, techniques, know-how, methods, processes, procedures, improvements, hardware, products, devices, discoveries or inventions, whether or not patentable or copyrightable, and whether or not reduced to practice; or (ii) translations, modifications, derivations, corrections, additions, extensions, upgrades, improvements, compilations, abridgments, or other form in which you may directly or indirectly recast, transform or adapt any of the items described in clause (i) immediately above, or any Company Intellectual Property; provided, that an Invention and Work shall not include any work, invention or creation that fully qualifies under California Labor Code Section 2870, which provides that any provision in an employment agreement which provides that an Consultant shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the Consultant developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (1) relate, at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the Consultant for the employer.

1.5  “Materials” means any product, prototype, sample, model, photograph or picture, document, instrument, sketch, drawing, design note, recording, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in whole or in part contains, embodies or manifests, whether in printed, handwritten, coded, magnetic, digital or other form, any Confidential Information of the Company or any Inventions and Works.

1.6  “Patents” means (i) the patent rights in patents and patent applications, industrial design registrations, certificates of invention, patent disclosures and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the subject inventions, (ii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iii) foreign counterparts of any and all of the foregoing, in each such case.

1.7  “Person” means any individual, corporation, partnership, trust, government or regulatory authority, or other entity.

1.8  “Proprietary Right” means any Patent, copyright, trade secret, name, mark, design, slogan, catch phrase or other trademark, or any other protected intellectual property right in any Confidential Information of the Company, Inventions and Works or any Materials.

1.9  “Trestle” means Trestle Corporation, a Delaware corporation and wholly-owned subsidiary of Med Diversified, Inc., a Nevada corporation (“Med”), the assets and certain liabilities of which were acquired and assumed by the Company in that certain Asset Purchase Agreement dated April 16, 2003 and that certain Bill of Sale and Assignment and Assumption Agreement dated May 20, 2003 by and between the Company, Trestle and Med. Trestle is engaged in the business of developing, owning, using, licensing, marketing, and selling on a worldwide basis a series of microscopy and telemedicine products and services, including without limitation, (i) MedMicroscopy RT™, MedMicroscopy SL™, MedMicroscopy CL™ and other products developed from the same technology for microscopy applications, (ii) MedReach™ and other products developed from the same technology for telemedicine applications, (iii) MedScanner, (iv) Digital Slide, (v) MedWorkflow, (vi) High Throughput Scanner, (vii) Quality Control Image Analysis, and (viii) Tox Screen Image Analysis (the “Business”).

2.  Ownership of Inventions and Works.

2.1  As between you on the one hand, and the Company on the other hand, you agree that all Confidential Information of the Company and all Inventions and Works, Materials and Proprietary Rights are the sole and exclusive property of the Company.

2.2  As between you on the one hand, and the Company on the other hand, you also specifically acknowledge and agree that any tangible expression of any Confidential Information of the Company, Company Intellectual Property, Inventions and Works, Materials or Proprietary Rights were developed, made or invented exclusively for the benefit of and are the sole and exclusive property of the Company or its respective successors and assigns as “works for hire” under Section 201 of Title 17 of the United States Code.

2.3  In the event that any Confidential Information of the Company, Inventions and Works, Materials or Proprietary Rights are deemed not to be a “work for hire” as a matter of law, you agree to assign, and do hereby irrevocably assign, to the Company all of your right, title and interest in and to such Confidential Information of the Company, Inventions and Works, Materials or Proprietary Rights. You further agree to take any actions, including the execution of documents or instruments, which the Company may reasonably require to effect your assignment of rights pursuant to this Section 2.3, and you hereby constitute and appoint, with full power of substitution and resubstitution, the Company as your attorney-in-fact to execute and deliver any documents or instruments which you have agreed to execute and deliver pursuant to this Section 2.3.

2.4  You also agree that you will assist the Company in applying for and obtaining both domestic and foreign patents, as the case may be, on all Confidential Information of the Company, Inventions and Works, Materials, and Proprietary Rights that the Company deems to be patentable, and that you will execute all documents and perform all acts which the Company reasonably deems necessary or desirable to obtain such patents or otherwise to vest in the Company full and exclusive right, title and interest in and to the Confidential Information of the Company, Inventions and Works, Materials, and Proprietary Rights, to protect the same against infringement by others and otherwise to aid the Company in connection with any continuations, renewals or reissues of any patents, or in the conduct of any proceedings or litigation in regard thereto. If there are any expenses incurred in procuring and protecting the above-described patents, such expenses will be paid by the Company.

3.  Confidentiality.

3.1  You also agree to protect the Company’s Confidential Information and any Confidential Information provided to the Company by a third party in confidence, by agreeing that you will not, at any time from and after the date hereof and throughout perpetuity, directly or indirectly, disclose, reveal or give access to all or any portion of any such Confidential Information (including any facilities, apparatus or equipment which embody or employ all or any portion of the Confidential Information), to any Person without the written consent of the Company, except to Persons designated or Employed (i) by the Company or (ii) in the case of Confidential Information provided to the Company by a third party, by that third party.

3.2  Without the prior written consent of the Company, as the case may be, you agree that you will not, directly or indirectly, use or exploit any Confidential Information of the Company or any Confidential Information provided to the Company by a third party in confidence at any time throughout perpetuity for any purpose other than in connection with your Employment duties and obligations, including without limitation, using any such Confidential Information to induce or attempt to induce any Person to cease doing business or not to commence doing business with the Company, or to solicit or assist in the solicitation of the business of any customer for any products or services of a third party competing with those products and services offered and sold by the Company.

3.3  Additionally, you agree that, upon the earlier of either the written request of the Company, or upon termination of your Employment, you will deliver to the Company all Confidential Information of the Company or any Confidential Information provided to the Company by a third party in confidence that you have in your possession or control.

4.  Disclosure Requirements.

4.1  In order to avoid any ambiguity in connection with the creation of any Inventions and Works, you agree to disclose in writing to the Company complete details on any work, invention or creation related in any manner to the Business that was devised, developed, designed, discovered or reduced to practice by you prior to the time you were Employed by the Company, and any Inventions and Works that are devised, developed, designed, discovered or reduced to practice by you at any time while you are or have been Employed by the Company. Such disclosure shall be made at the time you sign this Agreement with respect to any work, invention or creation that was devised, developed, designed, discovered or reduced to practice by you prior to the time you were Employed by the Company, and promptly upon development, design or discovery of any Inventions and Works, and shall be disclosed in writing pursuant to the form attached as Exhibit “A” to this Agreement, or such other form as the Company, respectively, may from time to time provide.

4.2  You also agree to promptly notify the Company of any Patent that is applied for by, or issued to you or any copyright registration that is filed by you (“Copyright Registration”). Such notice shall be in writing on the form attached as Exhibit “B” to this Agreement, or on such other form as the Company may from time to time provide.

5.  Covenant Not to Solicit.

For so long as you are Employed by the Company and for one year thereafter, you agree not to solicit or cause to be solicited for employment by you or any third party, any person who is as of the date of such solicitation or who was within the 12-month period prior to the date of such solicitation an Consultant of the Company or any subsidiary or affiliate of the Company.

6.  Status.

You agree that this Agreement does not grant you any rights to be Employed by the Company and, unless there exists a separate agreement that governs the terms of your Employment by or services to the Company, your Employment will remain “at will.” This Agreement will remain in full force and effect notwithstanding your voluntary or involuntary termination as an Consultant, independent contractor, and/or your subsequent additional or revised Employment as an Consultant of the Company.

7.  Business Opportunities.

For so long as you are Employed by the Company, you will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its absolute discretion), engage, directly or indirectly, in any business, venture or activity that you are aware or reasonably should be aware that the Company or any affiliate of the Company is engaged in, intends at any time to become engaged in, or might become engaged in if offered the opportunity, or in any other business, venture or activity if the Company reasonably determines that such activity would adversely affect the business of the Company or any affiliate thereof or the performance by you of any of your duties or obligations to the Company. Notwithstanding the foregoing, nothing contained in this provision will prohibit you from owning less than 1% of the issued and outstanding securities of a publicly held entity.

8.  Notices.

Any notice to the Company required or permitted hereunder shall be given in writing to the Company, either by personal service, overnight courier, or by registered or certified mail, postage prepaid, duly addressed to the Chairman of the Board of Directors of the Company at its then principal place of business. Any such notice to you shall be given in a like manner, and, if mailed, shall be addressed to you at your home address then shown in the files of the Company. For the purpose of determining compliance with any time limit herein, a notice, if sent by mail, shall be deemed given on the date it is so deposited in the United States mail.

9.  Miscellaneous Provisions.

9.1  Injunctive Relief. You agree that in the event of any breach by you of any of the covenants and agreements set forth in Sections 2, 3, 4, and 5 hereof, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach and would not have adequate remedy at law in such event. You therefore agree that, in addition to any other remedy available at law or in equity, in the event of such breach, the Company shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of those covenants and agreements from any court of competent jurisdiction without necessity of proving the amount of any actual damage to the Company resulting from such breach.

9.2  Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. Your duties, obligations, rights and privileges hereunder may not be delegated or assigned by you in any manner without the Company’s prior written consent, which shall be provided or withheld in the Company’s sole discretion. The benefits hereunder with respect to the rights of the Company may be assigned by the Company to any other corporation or other business entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company.

9.3  Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, but the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the remainder of this Agreement shall remain in full force and effect.

9.4  Controlling Law. ALL OF THE PROVISIONS OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AS APPLIED TO RESIDENTS OF THAT STATE ENTERING INTO CONTRACTS TO BE PERFORMED SOLELY WITHIN SUCH STATE.

9.5  Waiver. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

9.6  Survival of Your Obligations. Your obligations hereunder shall survive the termination of your Employment with the Company or the rendering of services to the Company, as applicable, regardless of the reason or cause for such termination.

9.7  Attorneys’ Fees. The prevailing party in any litigation instituted under this Agreement shall, in addition to other remedies, be entitled to be reimbursed by the other party for all expenses of such litigation, including reasonable attorneys’ fees.

9.8  Prior Employment. So as to avoid any potential liability of the Company for your prior actions, you hereby represent and warrant to the Company that, except as otherwise disclosed to the Company in writing, you are not a party to any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with any former employer and that the performance of your duties for the Company will not breach any agreement with, or obligation owed to, a former employer.

9.9  Notification of Subsequent Employer. The Company may, without notifying you, notify any of your subsequent employers of your rights and obligations under this Agreement.

9.10  Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original.

9.11  Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereto and into which all prior agreements and negotiations are merged.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date hereof.

TRESTLE ACQUISITION CORP. By: Name: Date:	CONSULTANT: ________________________ By: Name: Date:

EXHIBIT A
NOTICE OF INVENTIONS AND WORKS

Pursuant to Section 4.1 of that certain Consultant Confidentiality and Inventions Agreement (the “Agreement”) between Trestle Acquisition Corp. (the “Company”) and myself, I hereby disclose full and complete details of the following work, invention or creation that I devised, developed, designed, discovered or reduced to practice prior to the time I was Employed (as defined in the Agreement) by the Company, and any Inventions and Works (as defined in the Agreement) that I devised, developed, designed, discovered or reduced to practice while I am or have been Employed by the Company (I have attached additional sheets if the space provided herein is insufficient):

I agree to provide such further information regarding the foregoing as may be requested by the Company.

Name: __________________________

Date: __________________________

EXHIBIT B
NOTICE OF PATENT/COPYRIGHT REGISTRATION

Pursuant to Section 4.2 of that certain Consultant Confidentiality and Inventions Agreement (the “Agreement”) between Trestle Acquisition Corp. (the “Company”) and myself, I hereby notify the Company that I have applied for or obtained the following described Patent (as defined in the Agreement) or filed the following Copyright Registration (as defined in the Agreement):

[Patent Application. Number: _______] [Filing Date: ________]

[Patent Number: _______] [Issue Date: ________]

[Copyright Registration Number: _______]

General Description of the subject matter of the foregoing:

I agree to provide such further information regarding such Patent/Copyright Registration as may be requested by the Company.

Name: __________________________

Date: __________________________